Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED,
HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN
EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR AN OPINION OF
COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT
REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE
ACT.

Date of Issuance	Void after
[●], 2025	[●], 203[6]

HAMILTON LANE INCORPORATED
WARRANT TO PURCHASE CLASS A COMMON STOCK

This Warrant (the “Warrant”) to purchase shares of Class A Common Stock, $0.001 par value per share
(“Common Stock”), of Hamilton Lane Incorporated, a Delaware corporation (the “Company”), certifies that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, this Warrant is issued to The Guardian Life Insurance Company of America, a New York mutual life insurance company and its permitted assignees (the “Holder”) by the Company.

WHEREAS, the Company is the sole managing member of Hamilton Lane Advisors, L.L.C., a
Pennsylvania limited liability company (“HLA”);
WHEREAS, the Company and the Holder entered into that certain Transaction Agreement, dated as of
November 2, 2025 (the “Transaction Agreement”);
WHEREAS, Park Avenue Institutional Advisers LLC, a Delaware limited liability company (the
“Manager”), and HLA (in its capacity as sub-manager, the “Sub-Manager”) entered into that certain Sub-
Management Agreement, dated as of [●], 2025 (the “Sub-Management Agreement”), pursuant to which the Sub-
Manager will manage certain of Holder’s assets (the managed assets, the “Account”); and
WHEREAS, during the term of the Sub-Management Agreement, Capital Commitments (as such term is defined in the Sub-Management Agreement) of Account are required to comply with the Minimum Commitment
Requirements (as such term is defined in the Transaction Agreement) on the terms and subject to the conditions provided therein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.            Term. The Warrant (a) will become effective and can be exercised on the date hereof (the “Issuance
Date”), and (b) is exercisable for a period of time set forth in Section 3 hereof, in each case, to the extent that the
Warrant has vested as of the date of such exercise in accordance with the vesting schedule set forth in Section 3 and on Schedule 1 hereto.

2.            Shares; Exercise Price; Vesting Schedule.  This Warrant relates to a maximum of 400,000 fully paid and nonassessable shares of Common Stock (“Shares”). The applicable exercise prices (the “Exercise Prices”) for the Shares underlying this Warrant shall be as set forth on Schedule 1 hereto. The number of Shares underlying the
Warrant and the Exercise Prices shall be subject to adjustment pursuant to Section 8 hereof. For the avoidance of doubt, the existence of different Exercise Prices and vesting schedules for Shares underlying this Warrant shall not be construed as creating a separate Warrant, separate right, or separate class of securities.

3.            Exercise Period; Vesting.

(a)            This Warrant shall be exercisable with respect to the Shares only to the extent that the
Warrant has vested with respect to such Shares as of the date of such exercise in accordance with the vesting schedule set forth in this Section 3 and on Schedule 1 hereto.

(b)            If the Minimum Commitment Requirements are not satisfied in any calendar year, the portion of this Warrant which was otherwise scheduled to vest on [●] of such calendar year, as set forth on Schedule
1 hereto, shall not vest and will be forfeited.
(c)            If the Manager terminates the Sub-Management Agreement absent the occurrence of a
Cause Event (as defined in the Sub-Management Agreement), any non-vested portion of this Warrant will be forfeited.
(d)Without limiting the applicability of paragraph (c) above, if the Manager terminates the
Sub-Management Agreement absent the occurrence of a Cause Event (as defined in the Sub-Management
Agreement) at any time prior to [●], 202[9] (a “Manager Termination Event”), (1) a portion of this Warrant related to the Base Shares will be forfeited in an amount equal to (x) 75,000 (subject to adjustment as contemplated in
Section 8 below) multiplied by (y) the fraction equal to (i) 1,461 less the number of calendar days which have elapsed since [●], 2025 divided by (ii) 1,461 (such forfeited amount with respect to the Base Shares, the “Forfeited
Base Shares”) and (2) a portion of this Warrant related to the Premium Shares will be forfeited in an amount equal to
(x) 75,000 (subject to adjustment as contemplated in Section 8 below) multiplied by (y) the fraction equal to (i)
1,461 less the number of calendar days which have elapsed since [●], 2025 divided by (ii) 1,461 (such forfeited amount with respect to the Premium Shares, the “Forfeited Premium Shares” and together with the Forfeited Base
Shares, the “Forfeited Vested Shares”).
(i)To the extent the Holder has previously exercised this Warrant, as of the effective date of a Manager Termination Event, with respect to some or all of the Forfeited Vested Shares, the
Company shall, as soon as practicable following such Manager Termination Event, deliver to Holder a Manager
Termination Clawback Notice, attached hereto as Exhibit A, which notice shall set forth the Net Cash Amount that would have been payable by the Company at the time of each such prior exercise had the Company elected to settle each such prior exercise in cash (calculated in the manner set forth in Section 4(c) below) and the aggregate of all such Net Cash Amounts (such aggregate amount, the “Total Clawback Amount”).
(ii) Within ten (10) Business Days following delivery of a valid Manager
Termination Clawback Notice, the Holder shall pay to the Company, by wire transfer in immediately available funds of cash in U.S. Dollars to the account designated by the Company in the Manager Termination Clawback Notice, an
amount equal to the Total Clawback Amount.
(e)           If (i) the Sub-Manager (or its applicable Affiliate) terminates the Sub-Management
Agreement absent the occurrence of a Cause Event (as defined in the Sub-Management Agreement) or (ii) the
Manager terminates the Sub-Management Agreement following the occurrence of a Cause Event (as defined in the
Sub-Management Agreement), any non-vested portion of this Warrant shall vest upon the effective date of such termination and be freely exercisable during the remainder of the Exercise Period.
(f)Subject to paragraphs (a), (b), (c), (d) and (e) above, this Warrant shall be exercisable, in whole or in part, during the period commencing on the date hereof and ending on 5:00 p.m. Eastern Time on the date that is sixty (60) calendar days following the tenth (10th) anniversary of the Issuance Date (such end time and date, the “Expiration Date” and such time period, the “Exercise Period”).

4.            Method of Exercise.

(a)            For so long as this Warrant remains outstanding and exercisable in accordance the terms hereof, the Holder may exercise, in whole or in part, the rights evidenced hereby. Such exercise shall be effected by the delivery of a duly executed copy of the Notice of Exercise, attached hereto as Exhibit B, to the Chief Financial
Officer of the Company and to the Secretary of the Company.
(b)Within one (1) Business Day following delivery of a valid Notice of Exercise, the
Company shall deliver to Holder a Notice of Settlement, attached hereto as Exhibit C, specifying whether and to what extent the exercise of the Warrant will be settled in cash and/or in Shares, which determination shall be in the
Company’s sole discretion.  Such Notice of Settlement shall set forth the calculation of the applicable Net Cash
Amount (as defined below) or Net Share Amount (as defined below), which calculation shall be binding for all purposes of this Agreement absent manifest error.
(c)If the Company elects to settle the applicable exercise of the Warrant, in whole or in part, in cash, within ten (10) Business Days following the Company’s delivery of a valid Notice of Settlement, the
Company shall pay to the Holder, by wire transfer in immediately available funds of cash in U.S. Dollars to the account designated by the Holder in the Notice of Exercise, the Net Cash Amount (defined below) computed using the following formula:
X= ∑ Y*(A-B)
Where X = The amount of cash in U.S. Dollars to be received by the Holder (the “Net Cash
Amount”).
 Y = Each Share subject to the applicable exercise of this Warrant which the Company has elected to settle in cash in lieu of Shares.
A =  The fair market value of one Share.
B = The applicable Exercise Price for such Share (as adjusted to the date of such calculations).
For purposes of this Section 4(c) and Section 4(d), the fair market value of one Share shall be (i) the average of the closing prices of one Share over the twenty (20) trading-day period ending on the date of the applicable Notice of
Exercise.
(d)If the Company elects to settle the applicable exercise of the Warrant, in whole or in part, in Shares, within three (3) Business Days following the Company’s delivery of a valid Notice of Settlement, the
Company at its sole expense (with the exception of any applicable transfer taxes, which shall be the responsibility of the Holder) shall cause to be issued to the Holder or such other person(s), as specified in the Notice of Exercise, the
Net Share Amount (defined below) computed using the following formula:
X= ∑ Y*(A-B)
A
Where X = the amount of Shares to be received by the Holder (the “Net Share Amount”).
 Y = each Share subject to the applicable exercise of this Warrant which the Company has not elected to settle in cash.
A = The fair market value of one Share.
B = The applicable Exercise Price for such Share (as adjusted to the date of such calculations).

(i)Any Shares issued to the Holder pursuant to this paragraph (d) shall be issued in uncertificated registered book entries through the Company’s transfer agent, except that to the extent such Shares may be delivered without a restricted legend under the Act, at the Holder’s request, such Shares shall be delivered through the book-entry facilities of DTC.
(e)As soon as practicable after the exercise of this Warrant, in whole or in part, the books and records of the Company shall be updated to reflect the Net Share Amount issued and/or the Net Cash Amount paid upon such exercise, and the remaining Shares underlying this Warrant.
5.            Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder that:

(a)Incorporation, Good Standing, and Qualification. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b)Authorization. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, all corporate action has been taken on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Warrant. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Warrant the valid and enforceable obligations they purport to be. The issuance of this Warrant will not be subject to preemptive rights of any stockholders of the
Company. The Company has authorized sufficient shares of Common Stock to allow for the exercise of this
Warrant.

(c)            Compliance with Other Instruments. The authorization, execution and delivery of the
Warrant will not constitute or result in a material default or violation of any law or regulation applicable to the
Company or any material term or provision of the Company’s Certificate of Incorporation or Bylaws, as currently in effect, or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

(d)Valid Issuance of Shares. The Shares, when issued, sold, and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Holder in this Warrant, will be issued in compliance with all applicable U.S. federal and state securities laws. The Shares will be issued free and clear of any encumbrances, other than liens or encumbrances arising as a matter of applicable securities laws or liens or encumbrances created by or at the direction of Holder or any of its Affiliates.

6.            Representations and Warranties of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

(a)Authorization. The Holder represents that it has full power and authority to enter into this
Warrant. This Warrant constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is entered into by the Company in reliance upon such Holder’s representation to the Company that the Warrant and the
Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By acknowledging this
Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c)Disclosure of Information. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(d)           Investment Experience. The Holder acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

(e)            Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule
501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the
“SEC”) under the Act.

(f) Restricted Securities. The Holder understands that the Securities are characterized as
“restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144, as presently in effect, as promulgated by the SEC under the Act (“Rule
144”) and understands the resale limitations imposed thereby and by the Act.

(g)            Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Warrant, including, without limitation, this Section 6 and:

(i)there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
(ii) the Holder shall have notified the Company of the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the
Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances.

(h) Legends. It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE,
PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO
AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933,
AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY
THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD
PURSUANT TO RULE 144 UNDER THE ACT.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER
RESTRICTION, AS PROVIDED IN A WARRANT TO PURCHASE ORDINARY SHARES
BETWEEN THE COMPANY AND THE HOLDER OF THE SECURITIES (OR THE
PREDECESSOR IN INTEREST TO THE SHARES). A COPY OF THE WARRANT TO
PURCHASE ORDINARY SHARES WILL BE FURNISHED TO THE HOLDER HEREOF
UPON WRITTEN REQUEST.”

7.            Covenants of the Company.

(a)            Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters and stock dividends) or other distribution, the Company shall provide the Holder, at least ten (10) calendar days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution; provided, that the issuance of a press release by the Company, in accordance with the rules and requirements of The Nasdaq Stock Market or such other exchange on which shares of Common Stock are then listed, disclosing the record date for such dividend or distribution shall be deemed to be sufficient notice for purposes of this Section 7(a).
(b)Covenants as to Exercise Shares. The Company covenants and agrees that all Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will, at all times during the Exercise Period, have authorized and unissued a sufficient number of shares of Common Stock to provide for the exercise in full of the Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise in full of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

8.            Adjustment of Exercise Price and Number of Shares. The number and kind of Shares deliverable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its shares of Common Stock, by split-up or otherwise, or combine its shares of Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to each Exercise Price per Share payable hereunder, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant at such Exercise Price (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this
Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to each Exercise Price per Share payable hereunder; provided, that the aggregate Exercise Price payable for the total number of Shares purchasable under this
Warrant at such Exercise Price shall remain the same.

(c)Extraordinary Cash Dividend. If the Company, at any time while this Warrant is outstanding and unexpired, shall pay an extraordinary dividend or make an extraordinary distribution in cash to the holders of Common Stock on account of such shares of Common Stock other than regularly scheduled quarterly cash dividends (an “Extraordinary Dividend”), then each Exercise Price shall be decreased, effective immediately after the payment date of such Extraordinary Dividend, by the amount of cash paid on each share of Common Stock in respect of such Extraordinary Dividend; provided, that each Exercise Price shall not be reduced to an amount that is less than the par value of the Common Stock.

(d)Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the
Holder in writing of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

(e)Adjustment Rules. If an adjustment in an Exercise Price made hereunder would reduce such Exercise Price to an amount below the par value of the Common Stock, then such adjustment to the Exercise
Price made hereunder shall reduce such Exercise Price to the par value of the Common Stock.

9.            No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the applicable Exercise Price then in effect.

10.          No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.

11.            Transfer of Warrant. Subject to compliance with applicable federal and state securities laws and any other contractual restrictions between the Company and the Holder contained herein, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity only with the prior written consent by the Company; provided, that the Holder may freely transfer this Warrant to an Affiliate of the Holder without the Company’s prior written consent subject to (a) the Holder providing prior written notice of such transfer to the Company and (b) the transferee agreeing in writing for the benefit of the Company to be bound by the terms of this Warrant (with such written agreement delivered to the Company prior to the effectiveness of the transfer). If a transfer is so consented to by the Company, the transfer shall be recorded in the books and records of the Company upon the receipt of a valid Assignment Form, in the form attached hereto as Exhibit D, and the payment to the
Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one (1) or more appropriate new warrants.

12.            No Impairment. The Company shall not, by amendment of its Certificate of Incorporation, Bylaws or any other organizational document, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, intentionally avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times act in good faith to assist in the carrying out of all the provisions of this Warrant.

13.            Governing Law; Jurisdiction and Venue; Waiver of Jury Trial. This Warrant shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of the United States District Court for the District of Delaware or
any state court of the State of Delaware in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons.

EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR
CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT, THE SECURITIES OR
THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-

ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT
RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT
LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF
DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS
BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL
NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS
AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL
COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL
RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. This paragraph shall not restrict the
Holder or the Company from exercising remedies under the Uniform Commercial Code or from exercising pre-
judgment remedies under applicable law.

14.            Successors and Assigns. Subject to Section 11, the terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and permitted assigns.

15.       Counterparts. This Warrant may be executed by the parties in counterparts, all of which shall constitute one agreement between the parties, and shall be binding upon the respective parties. For the avoidance of doubt, this Warrant may be executed by electronic signature and electronic transmission, including via DocuSign or other similar method.

16.            Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

17.            Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally, (b) upon non-automatically generated confirmation of receipt when transmitted by electronic mail, (c) three (3) calendar days after posting in the United
States mail when sent by registered or certified mail (postage prepaid, return receipt requested), or (d) one (1)
Business Day following the day sent by an internationally recognized overnight courier service, in each case, to the following addresses or email addresses, as the case may be (or to such other addresses or email addresses as a party may have specified by notice given to the other party pursuant to this Section 17):

If to the Company:
Hamilton Lane Incorporated
110 Washington Street
Suite 1300
Conshohocken, PA 19428

Attention:	Jeffrey Armbrister, Chief Financial Officer; Lydia Gavalis, General Counsel and Secretary; Lauren Platko, Senior Corporate Counsel
Email:	jarmbrister@hamiltonlane.com; lgavalis@hamiltonlane.com; lplatko@hamiltonlane.com

If to the Holder:
The Guardian Life Insurance Company of America
10 Hudson Yards
New York, NY 10001

Attention:	Kermitt Brooks, Chief Legal Officer;
Jared M. Williams, Associate General Counsel, Corporate Initiatives & Transactions
Email:	kermitt_brooks@glic.com;
jmwilliams@glic.com

18.      Entire Agreement; Amendments and Waivers. This Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder; or if this Warrant has been assigned in part, by the holders or rights to purchase a majority of the shares originally issuable pursuant to this Warrant.

19.            Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

20.            Certain Defined Terms.

(a)“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

(b)“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

(c) “control” (including the terms “controlling”, “under common control with” and
“controlled by”) means possession, directly or indirectly, of the power to direct or cause the direction of the management and or policies of a Person, whether through the ownership of voting of securities, by Contract (as defined in the Transaction Agreement), as trustee or executor or otherwise.

(d)“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority (as defined in the Transaction Agreement), unincorporated organization, trust, association or other entity.
[Signature Page Follows]
[Signature Page to Warrant]
IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

HAMILTON LANE INCORPORATED

By:
Name:
Title:
ACKNOWLEDGED AND AGREED:

HOLDER

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:
Name:
Title:
[Signature Page to Warrant]
SCHEDULE 1

VESTING AND EXERCISE PRICE SCHEDULE

The Warrant shall vest and become exercisable with respect to that number of Shares and at such Exercise
Price in accordance with the below schedule.

(1)	75,000 of the Shares (the “Base Shares”) shall vest immediately on the Issuance Date. The exercise price for the Base Shares shall be $119.60 per share.
(2)	75,000 of the Shares (the “Premium Shares”) shall vest immediately on the Issuance Date. The exercise price for the Premium Shares shall be $143.52 per share.
(3)
125,000 of the Shares (the “Base Unvested Shares”) shall vest on a straight-line annual basis, in equal installments of 12,500 Shares, on each [●] during the Exercise Period beginning [●], 2026.  The exercise price for the Base Unvested Shares shall be $167.44 per share.

(4)
125,000 of the Shares (the “Premium Unvested Shares”) shall vest on a straight-line annual basis, in equal installments of 12,500 Shares, on each [●] during the Exercise Period beginning [●], 2026.  The exercise price for the Premium Unvested Shares shall be $191.36 per share.

EXHIBIT A

MANAGER TERMINATION CLAWBACK NOTICE

The undersigned (the “Company”) hereby provides notice of a Manager Termination Event pursuant to
Section 3(d) of the attached warrant (the “Warrant”).  The Manager Termination Event shall result in _________
Forfeited Vested Shares, of which _________ Shares were previously exercised by the Holder pursuant to the
Warrant as follows:

Shares Previously Exercised	Net Cash Amount

Total Clawback Amount:	$
Please transfer the Total Clawback Amount set forth above to the Company in cash by wire transfer in immediately available funds at the following bank account:

[Insert Wire Transfer Instructions]
Capitalized terms used, but not otherwise defined herein shall have the meaning ascribed to such term in the Warrant.

COMPANY:

HAMILTON LANE INCORPORATED

By:

Name:

Title:

Date:

EXHIBIT B

NOTICE OF EXERCISE

Hamilton Lane Incorporated
110 Washington Street
Suite 1300
Conshohocken, PA 19428
Attention: Jeffrey Armbrister; Lydia Gavalis; Lauren Platko

The undersigned (the “Holder”) hereby elects to purchase an aggregate of _____________ Shares of
Hamilton Lane Incorporated pursuant to Section 4(a) of the attached warrant (the “Warrant”) as set forth below.

Portion of Warrant	Number of Shares
Base Shares
Premium Shares
Base Unvested Shares
Premium Unvested Shares
Capitalized terms used, but not otherwise defined herein shall have the meaning ascribed to such term in the Warrant and Schedule 1 thereto.

HOLDER:

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:

Name:

Title:

Date:

Settlement by Cash:
In the event the Company elects to settle this exercise of the Warrant, in whole or in part, by cash, please transfer the
Net Cash Amount by wire transfer in immediately available funds in the amount at the following bank account:

[Insert Wire Transfer Instructions]
Settlement by Shares:
In the event the Company elects to settle this exercise of the Warrant, in whole or in part, by Shares, please issue the
Net Share Amount in the following name(s):

EXHIBIT C

NOTICE OF SETTLEMENT

The undersigned (the “Company”) hereby elects to settle the exercise of the attached warrant (the
“Warrant”):
(1)In cash, with respect to _________ Shares being purchased. The Net Cash Amount of $_____________ will be transferred by wire transfer in immediately available funds to the Holder at the bank account designated in the
Notice of Exercise dated _________________; and
(2)In Shares, with respect to _________ Shares being purchased. The Net Share Amount to be issued to the Holder is _________ Shares.

Capitalized terms used, but not otherwise defined herein shall have the meaning ascribed to such term in the Warrant.

COMPANY:

HAMILTON LANE INCORPORATED

By:

Name:

Title:

Date:

EXHIBIT D

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the
Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.